Exhibit 99.(p)(9)

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

1. Scope	This Code of Ethics (the “Code”) covers the City of London Investment Group PLC’s subsidiary companies, Karpus Management Inc. (“KIM”) (registered as an investment adviser in the US with the Securities and Exchange commission (SEC)) and City of London Investment Management Company Limited (“CLIM”) and any employees who have been delegated responsibilities to CLIM or KIM according to intercompany agreements, regardless of jurisdiction, hereinafter referred to as the “Group” or “Group Entities”.

For the purposes of the Code, CLIM represents the following entities:

⮚	City of London Investment Management Company Limited (“CLIM”) (registered in England and Wales No. 2851236), is authorized and regulated in the UK by the Financial Conduct Authority (FCA) and registered as an Investment Advisor in the US with the SEC; and

⮚	City of London Investment Management (Singapore) Pte. Ltd (“CLIM Singapore”), a wholly owned subsidiary of CLIM, (No 200709045R) is registered with the Monetary Authority of Singapore (MAS) and holds a Capital Markets Services Licence for Fund Management.

This Code is intended to satisfy applicable legal requirements, including SEC rule 204A-1 of the Investment Advisers Act of 1940 for relevant registered advisers, while also establishing broader Group-wide ethical and control standards. This Code applies from the above date and will apply unless and until amended.

2. Table of Contents	1.	Scope	Page 1
	2.	Table of Contents	Page 1
	3.	Statement of Policy	Page 2
	4.	Responsibilities	Page 2
	5.	Definitions	Page 3
	6.	Standards of Conduct and Fiduciary Duty	Page 7
	7.	Insider Dealing	Page 9
	8.	Confidentiality	Page 9
	9.	Reportable Account Reporting Procedures	Page 10
	10.	Reportable Securities Dealing Procedures	Page 13
	11.	Gifts and Entertainment	Page 17
	12.	Political Contributions	Page 22
	13.	Outside Business Interests / Affiliations	Page 23
	14.	Recordkeeping	Page 24
	15.	Detection and Reporting of Code Violations	Page 24
	16.	Attestation of Receipt and Compliance	Page 26
	17.	Policy Owner	Page 26
	18.	Version Control Table	Page 26

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

3. Statement of Policy	This Code has been designed to comply with laws and regulations governing the Group Entities’ fiduciary duties, including those relating to conflicts of interest by Supervised Persons.

This Code of Ethics will be provided to clients, investors or prospective clients and investors as well as other external parties when requested.

4. Responsibilities	The Group Entities stand in a position of trust and confidence with respect to our clients. Accordingly, we have a fiduciary duty to place the interests of our clients before the interests of the Group and our employees, directors, officers, advisory persons, consultants or representatives of the Group Entities (hereinafter, “Supervised Persons”).

The Group expects each of its Supervised Persons to conduct themself with integrity, honesty and professionalism. The Group requires each Supervised Person to comply with the principles and standards of conduct contained in this Code. This Code supersedes any prior Codes or policies but should be read in conjunction with your respective Group Entity’s Compliance Policies and Procedures Manual (the “Compliance Manual”). Any violation of this Code of Ethics by any Supervised Person may result in disciplinary action, up to and including discharge.

A written code of ethics cannot answer all questions raised in the context of business relationships, and the provisions of this Code are not all-inclusive. This Code is intended to serve as a guide for Supervised Persons pertaining to their conduct on behalf of the Group and its clients. Thus, each Supervised Person is required to recognize and respond appropriately to specific situations as they arise. In those situations where a Supervised Person may be uncertain as to the intent or purpose of the Code, they are advised to consult with their respective Group Entity’s Chief Compliance Officer, who may grant exceptions to certain provisions contained in the Code in those situations when the interests of our Clients, in our reasonable belief, will not be adversely affected or compromised. Additionally, all questions arising in connection with personal securities trading should be resolved in favor of the Client, even at the expense of the interests of Supervised Persons.

Each Supervised Person is responsible for reading, understanding and consenting to complying with the policies contained in this Code. Supervised Persons are required to complete an initial acknowledgment to the Code through ComplySci when they are initially engaged by a Group Entity. All subsequent written attestations to the Code will be completed through ComplySci at least annually and upon any material change to the Code.

If you are unsure about anything in this Code, stop and ask your respective Group Entity’s Compliance Department before taking any action.

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

5. Definitions	The defined terms below are used throughout this Code. The definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code.

“Access Person” means any Supervised Person (as defined herein):

•	who has access to non-public information regarding any clients' purchase or sale of securities or non-public information regarding the portfolio holdings of any Reportable Fund (defined below), or

•	who is involved in making securities recommendations to Clients, or who has access to such recommendations that are non-public. While under the Advisers Act, Access Persons and Supervised Persons are distinguishable; this Code makes no distinction between Access and Supervised Persons. For purposes of administering this Code, the Group has designated all Supervised Persons as Access Persons, regardless of whether they would otherwise be classified differently under applicable law and shall be referred to as “Supervised Persons.”

“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules promulgated thereunder.

“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation as agreed upon by your respective Group Entity’s Compliance Department. Dividend reinvestment plans are a type of automatic investment plan which do not require Compliance approval.

“Beneficial Owner” shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) in determining whether a person has beneficial ownership of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder. A Supervised Person is considered to have Beneficial Ownership of Securities if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares a direct or indirect “pecuniary interest” in such Securities.

You have a pecuniary interest in a Security if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in that Security.

The following are examples of an indirect pecuniary interest in Securities:

•	securities held by your Immediate Family Member (defined below) sharing the same household;

•	your proportionate interests as a general partner in portfolio Securities held by a general or limited partnership; or

•	your interests as a manager-member in the Securities held by a limited liability company.

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

You do not have an indirect pecuniary interest in the portfolio Securities held by a corporation or similar entity in which you own securities if you are not a controlling shareholder of the entity and do not have or share investment control over the entity’s portfolio.

You have Beneficial Ownership of Securities held by a trust:

•	if you are a trustee of a trust and have a pecuniary interest in any holding or transaction in the issuer’s Securities held by the trust, as well as if you are a trustee and a member of your Immediate Family is a beneficiary to the trust or may receive certain performance fees;

•	if you are a beneficiary to a trust and (a) share investment control with the trustee with respect to a trust transaction, the transaction shall be attributed to you as well as the trust, (b) have investment control with respect to a trust transaction without consultation with the trustee, the transaction shall be attributed to you and (c) you shall be deemed to have pecuniary interest in the issuer’s Securities held by a trust to the extent of your pro rata interest in the trust where the trustee does not exercise exclusive control. For instance, a Supervised Person who holds Securities as a beneficiary of a trust over which s/he has investment discretion, such as a 401(k) or other participant-directed employee benefit plan, would be considered beneficial owner of Securities in the plan; or

•	if you are a settlor of a trust and reserve the right to revoke the trust without the consent of another person, the trust holdings and transactions shall be attributed to you; provided, however, if you do not exercise or share investment control over the issuer’s Securities held by the trust, the trust holdings and transactions shall be attributed to the trust instead of you as settlor.

If you are unsure about the application for an Immediate Family Member or Beneficial Ownership requirements, please contact your respective Group Entity’s Compliance Department.

“Client” means any natural persons or business entities for which a Group Entity serves as investment adviser.

“Chief Compliance Officer” or “CCO” means the person appointed by each Group Entity to serve as its Chief Compliance Officer pursuant to Rule 206(4)-7 of the Advisers Act.

“Covered Associate” is defined under Rule 206(4)-5 of the Advisers Act as (i) any general partner, managing member or executive officer of an adviser, or other individual with a similar status or function; (ii) any employee who solicits a government entity for the investment adviser and any person who supervises, directly or indirectly, such employee; (iii) any political action committee controlled by the investment adviser or by any of its covered associates. Notwithstanding the above, for purposes of this Code the definition of a “Covered Associate” is defined to include all Supervised Persons of each Group Entity

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

as it relates to the need to pre-clear political contributions. Political contributions made by Supervised Persons must be pre-cleared. If a Supervised Person makes an indirect political contribution through another person without obtaining prior approval it may be deemed a violation of Rule 206(4)-5.

“Cryptocurrency” (e.g., digital assets such as bitcoin (BTC), litecoin (LTC) and ethereum (ETH)) are considered commodities and not securities, under current regulatory guidance Therefore, purchases and sales of direct investments in cryptocurrency are not required to be pre-cleared or reported. However, certain digital assets are deemed to be Tokenized Securities (as defined in this section) and transactions in such should be reported.

“Federal Securities Laws” means the following statutes adopted by the United States: Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Advisers Act, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the SEC or the Department of the Treasury.

“Fund” means an investment company registered under the US Investment Company Act of 1940.

“Immediate Family Member” means members of your family that reside in your household and includes your spouse or domestic partner, parents, grandparents, children and grandchildren, and siblings, including in-law, adoptive, step- and half-family members. Such beneficial ownership of an account or Security held by an Immediate Family Member may be rebutted by a Supervised Person if, in the determination of the respective Chief Compliance Officer, the Supervised Person does not have any pecuniary interest is such an account or Security.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

“Limited Offering” or “Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505 or Rule 506 under the Securities Act of 1933. This may include so-called hedge fund investments or general investments in private securities.

“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a security.

“Reportable Account” means any account (which may include any custody account, safekeeping account and any account maintained by an entity that may act as a broker,

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

bank or dealer) that can hold and transact in Reportable Securities (as defined in this section) in which a Supervised Person has any direct or indirect Beneficial Interest, including personal accounts and trust for the benefit of such persons and any account maintained for a financial dependent. “Reportable Accounts” are only applicable to Supervised Persons. The term “Reportable Accounts” also includes, but is not limited to:

•	KIM discretionarily managed accounts;

•	Accounts for which an Automatic Investment Plan is in place;

•	Trusts for which the Supervised Person acts as trustee, executor or custodian;

•	Accounts of or for the benefit of Immediate Family Members (as defined above);

•	Accounts of or for the benefit of a person who receives material financial support from the Supervised Person; and

•	Accounts in which digital assets are purchased, sold or held.

Supervised Persons must disclose the existence of all Reportable Accounts. Transaction reports in Reportable Accounts are not required to be reported for:

•	Accounts over which the Supervised Person has no direct influence or control; or

•	Transactions effected pursuant to an Automatic Investment Plan.

New Reportable Account(s) should only be opened with brokers with which the Group has established a broker feed into ComplySci, unless an exemption has been granted by the respective Group Entity’s Compliance Department. Please see your respective Group Entity’s Approved Broker List available on your Group Entity’s Intranet.

“Reportable Fund” means any fund for which CLIM serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases the entity must be approved by the fund’s board of directors before service begins); or any fund whose investment adviser or principal underwriter controls CLIM, is controlled by CLIM, or is under common control with CLIM. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940. For Supervised Persons of CLIM, please see CLIM’s current Reportable Fund List available on CLIM’s intranet.

“Reportable Security” shall mean a Security (as defined in this section), except that it shall not include:

•	Direct obligations of the U.S. government or any other government, state, or territory, or its agencies, instrumentalities, municipalities, and political subdivisions (such as US Treasury bonds);

•	Bankers’ acceptances, bank certificates of deposit, commercial paper and high-quality short-term debt instruments, including repurchase agreements;

•	Shares issued by money market funds;

•	Shares issued by unit investment trusts that are invested exclusively in unaffiliated mutual funds, such as variable insurance products; and

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

•	Shares issued by open-end mutual funds or equivalent funds registered in the United States, UNLESS the Group provides investment management services to such mutual fund (see definition of Reportable Fund).

“Security” means any note, stock, treasury stock, shares issued by registered open-end investment companies, exchange traded funds, certain digital assets, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security of the foregoing. Any questions about whether an instrument is a Security for purposes of the Code should be directed to your respective Group Compliance department for determination.

“Supervised Person” means any employee, director, officer, general partner or advisory person of each Group Entity, or any other person designated by the Group Entity’s Compliance Department. For purposes of this Code, Supervised Person and Access Person have the same meaning.

“Tokenized Security” means a financial instrument enumerated in the definition of ‘security’ under the Federal Securities Laws that is formatted as or represented by a crypto asset, where the record of ownership is maintained in whole or in part on or through one or more crypto networks.

6. Standards of Conduct and Fiduciary Duty	The Group Entities have a fiduciary duty to Clients that requires all Supervised Persons to act in the best interest of those Clients. All Supervised Persons are expected to adhere to the highest standard of professional and ethical conduct. Supervised Persons should be aware of situations that may give rise to an actual or perceived conflict and have the potential to damage the Group’s reputation.

Fiduciary Duty

Fundamental to the Group Entities’ business activities and operations is our fiduciary obligation to act in the best interests of our Clients and to place Clients' interests before our own. As part of our fiduciary duty to Clients, the Group Entities have an affirmative obligation of utmost good faith and full and fair disclosure of all material facts to Clients.

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

Generally, Section 206 of the Advisers Act makes it unlawful for any investment adviser to engage in any act, practice, or course of business which is fraudulent, deceptive, or manipulative.

In other words, investment advisers have a fiduciary duty that carries a higher standard of care including:

•	Advice – the Group has a duty to have a reasonable and independent basis for the investment advice it provides to its Clients and the investment decisions made on a Client’s behalf;

•	Suitability – the Group must endeavour to ensure that the investment makes sense based on a Client’s objectives, needs and circumstances;

•	Disclosure – the Group and its Supervised Persons have a duty to disclose all material facts and potential and actual conflicts of interest both on a Group level and a personal level;

•	Loyalty – the Group and its Supervised Persons are required to put the Client’s interest first at all times;

•	Best Execution – the Group has a duty to seek to achieve best execution when placing trades for Clients and must attempt to ensure that the total cost or proceeds are the most favourable obtainable transaction under the circumstances; and

•	Personal Trading – Supervised Persons must refrain from transactions that are inconsistent with Clients’ best interest when engaging in personal trading for themselves.

The Group is committed to a culture that promotes high ethical standards. As a Supervised Person, you:

•	owe a fiduciary duty to the Group’s Clients and must place their interests ahead of your own and the Group’s at all times;

•	must avoid participating in transactions, activities and relationships that might interfere with making decisions in the best interests of the Group’s Clients;

•	must demonstrate an affirmative duty of utmost good faith and loyalty to our Clients and to make a full and fair disclosure of all material facts, including conflicts of interest;

•	must not take inappropriate advantage of your position at the Group through the receipt of investment opportunities, gifts or gratuities;

•	must conduct all personal and professional activities in a manner consistent with any and all applicable Federal Securities Laws;

•	must conduct all of your personal securities transactions in full compliance with this Code;

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

•	must consult your respective Group Entity’s Compliance Department if you are in any doubt about the correct course of action in relation to any compliance matter, or are unsure as to whether a particular matter raises compliance issues; and can report any problems, errors, unusual incidents or events, as well as other issues that may raise reputational, legal, regulatory or other potential risks in accordance with the Group’s Whistleblowing Policy.

Strict compliance with the provisions of this Code shall be considered a basic condition of employment with the Group. It is important that Supervised Persons understand the reasons for compliance with this Code. Supervised Persons are urged to seek advice from each respective Group Entity’s Compliance Department for any questions as to the application of this Code to their individual circumstances. Supervised Persons should also understand that a material breach of the provisions of this Code may constitute grounds for disciplinary action and/or termination of employment with the Group and may be reportable to any or all of the regulators as described previously.

Supervised Persons are expected to respond truthfully and accurately to all requests for information. With general exceptions as outlined below, any reports, statements or confirmations described herein and submitted or created under this Code will be treated as confidential to the extent possible.

Supervised Persons should be aware that copies of such reports, statements or confirmations, or summaries of each, may be provided to certain managers or Directors of the respective Group Entities, or the Audit and Risk Committee of the Group, to compliance personnel, outside counsel, and/or regulatory authorities upon appropriate request.

This Code, including procedures reasonably designed to prevent the misuse of material, non-public information, is adopted pursuant to the requirements of Section 204A of the Advisers Act and Rule 204A-1 under the Advisers Act which requires that registered investment advisers adopt a code of ethics.

7. Insider Dealing	The Group prohibits any Supervised Person from trading, either personally or on behalf of others, on material nonpublic information or communicating material nonpublic information to others in violation of any law or regulation. This conduct is frequently referred to as “insider dealing” or “insider trading.” Each Group Entity will ensure that all Supervised Persons have access to the insider trading / market abuse procedures applicable to them.

8. Confidentiality	Any information acquired in connection with employment by the Group, including information regarding actual or potential investment decisions, portfolio/fund composition, research, Group activities, or client interests, is confidential and may not be used in any way that might be contrary to or conflict with, the interests of our clients, or

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

the Group. Each respective Group Entity maintains a separate Information Security Program and Acceptable Usage Policy to address specifics of confidentiality.

9. Reportable Account Reporting Procedures	All Supervised Persons must adhere to the requirements regarding all Reportable Accounts. Supervised Persons are required to follow the reporting requirements below and disclose information on any Beneficial Ownership of Reportable Securities.

Supervised Person’s Reporting Requirements

Supervised Persons shall provide initial and annual holdings reports for Reportable Accounts through ComplySci, which must contain the information described below, and each Group Entity’s Compliance Department is required to review the holdings and transaction reports for the accounts of their Supervised Persons. Supervised Persons whose account information is not provided through a brokerage feed in ComplySci are required to provide monthly transaction statements or reports through ComplySci.

A.	Initial Reporting Requirements

Supervised Persons must submit an initial holding report within ten (10) calendar days of hire or otherwise being designated as a Supervised Person for all Reportable Accounts (as defined herein) to disclose certain information for their own personal securities holdings and any others in which they have a Beneficial Interest. Where local procedures impose a shorter deadline, Supervised Persons must comply with the shorter local requirement1; however, for purposes of SEC Rule 204A-1 of the Advisers Act, the initial holdings report must in all events satisfy the Rule’s timing and content requirements. This report is to be submitted through ComplySci and must be current as of a date no more than forty-five (45) calendar days prior to commencement of employment (or Supervised Person designation). The initial reporting form is included in the New Employee Compliance Attestation assigned to each new employee upon hire or when designated a Supervised Person through ComplySci and requires you to report:

1.	the title and type of security, ticker symbol or CUSIP number as appropriate, number of shares and principal amount of each Reportable Security in which you had any direct or indirect Beneficial Ownership;

2.	the name of any broker, dealer or bank of all Reportable Accounts;

3.	Account number, name(s) on the account and type of account for each Reportable Account; and

4.	the date that the report is submitted.

1 For Supervised Persons under CLIM Singapore, the requirement is to complete this report within seven (7) calendar days.

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

B.	Monthly Reporting Requirements for Reportable Accounts without a Direct Broker Feed:

1.	Supervised Persons are required to submit monthly transaction statements for Reportable Accounts for which brokerage feeds have not been established in ComplySci. Such reporting is done by uploading brokerage statements into ComplySci.

2.	The information required to be provided for each transaction in a Reportable Account effected during a month in a Reportable Security in which you had any direct or indirect Beneficial Ownership is:

a.	the date of the transaction, the title, ticker symbol or CUSIP as appropriate, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved;

b.	the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

c.	the price of the Reportable Security at which the transaction was effected;

d.	the name of the broker, dealer or bank with or through which the transaction was effected; and

e.	the date that the report is submitted by the Supervised Person.

For Reportable Accounts in which the broker does not produce a transaction statement the Supervised Person must submit alternative documentation, such as a screenshot of the account containing the information required above.

Monthly reports must be uploaded to ComplySci no later than fourteen (14) calendar days following month-end.

C.	Quarterly Reporting Requirements

All Supervised Persons are required to complete the Quarterly Employee Certifications assigned through ComplySci attesting to their compliance with the Personal Securities Account reporting obligations as stated in the Code. Quarterly Employee Certifications are required to be submitted within 30 days of the end of the calendar quarter. Supervised Persons are not required to upload an account transaction report for Reportable Accounts for which a broker feed is available.

D.	Annual Reporting Requirements

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

Supervised Persons must submit an annual holdings report for Reportable Securities as of 30 June, as assigned through the Annual Employee Certifications on ComplySci. Reports must be submitted no more than forty-five (45) calendar days from 30 June (i.e., a report of your holdings as of 30 June is due no later than 14 August). Supervised Persons are not required to upload annual holdings report for Reportable Accounts for which a broker feed is established in ComplySci, the requirement only applies to accounts for which no broker feed exists.

Information that you may need to report separately because it is not included on a brokerage statement may include private placements or other limited offerings. Please note that each Supervised Person is required to complete the annual holdings report, even if they did not have a change to their personal holdings since the prior year.

E.	Exemptions to Reporting Requirements

A Supervised Person is not required to submit a transaction report with respect to transactions effected pursuant to an Automatic Investment Plan (as defined in the Definitions section of this Code).

A Supervised Person need not provide holding or transaction reports through ComplySci under the Reporting Requirements above with respect to transactions effected for, and Reportable Securities held in, any account over which the Supervised Person has a beneficial ownership interest but has no direct or indirect influence or control. A Supervised Person would be deemed to have “influence or control” of any account where they suggested purchases or sales to the adviser of such account, or directly made purchases or sales in the account despite it being managed by an adviser, or where the Supervised Person consulted with such adviser and provided input as to the particular allocation of investments in the account. In lieu of making a report under the Reporting Requirements above, any Supervised Person who has a beneficial ownership interest in an account, but claims no direct or indirect influence or control over the account, must provide the following information with their initial reporting or prior to the opening of the account:

•	the account name;

•	the adviser or individual exercising control over the account;

•	that the relationship between such adviser and the Supervised Person is a professional one for which the adviser receives a fee and either: (i) confirming that such adviser is not affiliated with Supervised Person or the Group; or (ii) is a Group discretionary managed account that trades alongside other Group clients with the same mandate (risk level); and

•	a statement to the effect that the Supervised Person has not directed, made or suggested any particular purchases or sales of Securities to the adviser, and has not

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

consulted with the adviser to provide input or advice regarding the allocation of investments to be made in the account.

From time to time, if requested by the Group Entity’s Compliance Department, the Supervised Person shall provide copies of statements for this account to confirm compliance with this Code.

10. Reportable Securities Dealing Procedures	Supervised Persons are required to follow the Reportable Securities dealing procedures as described below.

A.	Pre-Clearance Requests

Supervised Persons must submit a pre-clearance request to trade in Reportable Securities through ComplySci for each Reportable Account in which they plan to trade. Upon submitting such request, the Supervised Person will receive notification from ComplySci via email (or the approval/denial can be seen on the Supervised Person’s ComplySci site) if the transaction has been approved or denied for each Reportable Security (in other words, separate approvals or denials for individual Securities by each account). Supervised Persons are responsible for confirming that pre-clearance authorization for each Reportable Security transaction has been granted in advance of executing any transactions in Reportable Securities.

Approval authorization is valid for three (3) business days following the approval authorization (i.e., approval obtained on Monday at 11am or 5pm is valid until the market closes on Wednesday).

If necessary, the respective Group Entity’s Compliance Department will consult with the Supervised Person and request additional documentation prior to approving the pre-clearance request. Note that there is a separate approval process for transactions in IPOs and Private Placements as described in the next section.

B.	Pre-Clearance Required for Initial Public Offerings (IPOs) and Limited Offerings or Private Placements

All Supervised Persons must submit an IPO Pre-Clearance Request form to obtain approval through ComplySci prior to acquiring any Beneficial Ownership in an Initial Public Offering or any Securities in a Limited Offering or Private Placement. The Supervised Person is required to provide, in writing, full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Supervised Person’s activities on behalf of a client) at the time pre- clearance authorization is requested. Such requests for approval should be submitted

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

through the IPO Pre-Clearance Request form, or the Private Investment Request form for a Limited Offering or Private Placement, on ComplySci in advance of the proposed date of the investment. Additionally, if approved, the Chief Compliance Officer of the respective Group Entity will monitor the position for identifying any future potential or actual conflicts.

C.	Options

Supervised Persons are permitted to engage in only covered option trading after receiving pre-clearance approval. Covered option trading means that the Supervised Person’s Reportable Account owns the asset, and the Supervised Person is selling an option against it. Pre-clearance approval is not required if the exercise of the transaction is non-volitional, i.e., a transaction over which the Supervised Person has no direct influence or control. All volitional trading must receive pre-clearance approval.

D.	Limitations on Reportable Securities Dealing

The Group has established the following limitations on personal securities dealing which are applicable to Supervised Persons. The limitations set out below are designed to avoid conflicts with Clients’ interests.

1.	Closed-end Funds & ETFs that invest in Closed-end Funds:

Supervised Persons are prohibited from acquiring any closed-end fund, including ETFs that invest in closed-end funds, in any Reportable Account that is not managed on a discretionary basis by an unaffiliated third-party.

Supervised Persons are also prohibited from acquiring any closed-end fund, including ETFs that invest in closed-end funds, through a Reportable Account advised by either Group Entity unless the transaction occurs with other unaffiliated Client accounts with the same investment mandate (Risk level).

If such Supervised Persons either hold closed-end fund(s) or ETFs that invest in closed-end funds at the time the Supervised Person’s employment commences or receives a Reportable Security as a gift during employment they are required to obtain pre-clearance written approval from your respective Group Entity’s Compliance Department prior to selling the Reportable Security. Supervised Persons are prohibited from buying any additional shares.

2.	U.S.-Listed Special Purpose Acquisition Companies (SPACs) & ETFs that invest in SPACs:

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

Supervised Persons are prohibited from acquiring any U.S.-Listed SPAC, including ETFs that invest in U.S.-Listed SPACs, during the pre-acquisition phase (in contrast to the publicly traded common stock of the operating company after a SPAC completes an acquisition or merges with an operating company). This prohibition applies to transactions in any Reportable Account that is not managed on a discretionary basis by an unaffiliated third-party.

Supervised Persons are also prohibited from acquiring any U.S.-Listed SPAC, including ETFs that invest in U.S.-Listed SPACs, through a Reportable Account advised by either Group Entity unless the transaction occurs with other unaffiliated Client accounts with the same investment mandate (Risk Level).

If such Persons either holds a U.S.-Listed SPAC or an ETF that invests in U.S.-Listed SPACs, at the time the Supervised Person’s employment commences, or receives a Reportable Security as a gift during employment, they are required to obtain pre-clearance written approval from your respective Group Entity’s Compliance Department prior to selling the Reportable Security.

3.	Transactions in City of London Investment Group PLC Shares

Supervised Persons are prohibited from trading in any Securities issued by City of London Investment Group PLC (CLIG), ticker CLIG LN, unless pre-approval authorization has been obtained pursuant to the guidelines set forth in CLIG’s Dealing Code & CLIG’s Global Market Abuse Prevention Policy. This restriction applies to all Supervised Person’s Reportable Accounts, including third-party non-discretionary accounts.

4.	High-Risk Trading Activities

Certain high-risk trading activities, if used in the management of your personal trading portfolio, are risky not only because of the nature of the Securities transactions themselves, but also because it may not be possible to close out open transactions. Examples of such activities include short sales of common stock and trading in derivative instruments, such as option contracts to purchase or sell securities at predetermined prices and the use of margin. You should understand that short sales and trading in derivative instruments involve special risks -- derivative instruments, for example, ordinarily have greater price volatility than the underlying security and that the obligations owed by you to the Group or its Clients may heighten those risks. For example, if the Group becomes aware of material, non-public information about the issuer of the underlying securities, you may find yourself “frozen” in a position in Securities of the issuer or a derivative Security. The Group will not bear any resulting losses to your personal account.

5.	Short-Term Trading

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

For each Reportable Account, Supervised Persons are prohibited from short-term trading with respect to a Reportable Security within that account.  For the purposes of this Code, a short-term trade is when a security is sold within 30 calendar days of buying it, or when a security is bought within 30 calendar days of selling it. The holding period for this prohibition is 30 calendar days from the date of the last transaction (i.e. LIFO (Last In First Out).

Examples:

Date security purchased in a Reportable Account: 1 December	Earliest date same security can be sold in the same Reportable Account: 31 December
Date security sold in a Reportable Account: 1 December	Earliest date same security can be purchased in the same Reportable Account: 31 December

6.	Restricted List

In an effort to prevent conflicts of interest, Compliance will maintain a list of Securities that are restricted from purchase or sale by any Supervised Person.

Supervised Persons may not effect a transaction in any Security that is on the Restricted List without written pre-clearance authorization from your respective Group Entity’s Chief Compliance Officer, with the exception of securities issued by CLIG for Supervised Persons’ Reportable Accounts.

The Restricted List is confidential and may contain material, non-public information. No Supervised Person shall disclose to any person any security on the Restricted List.

If a Supervised Person already holds a Security that is included on the Restricted List, such Supervised Person must continue to hold and may not execute any buy or sell orders for the relevant Security until such Security is removed from the Restricted List, with the exception of Securities issued by CLIG.

E.	Exemptions to Reportable Securities Dealing Procedures

The following transactions are exempt from the Code’s Reportable Securities dealing pre-clearance procedures in that Supervised Persons are not required to obtain pre-approval before transacting:

•	Transactions in any account over which the Supervised Person has no direct or indirect influence or control including accounts in which the Supervised Person has granted to a broker, dealer, trust officer or other third-party non- Supervised Person discretion to execute transactions on behalf of the Supervised

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

Person without consultation or the Supervised Person’s input or direction.  An example would be Managed Accounts (evidence of the lack of direct or indirect influence or control must be provided);

•	Transactions which are involuntary (non-volitional) on the part of the Supervised Person;

•	Transactions within each Group Entity’s 401k plan;

•	Transactions which are part of an automatic reinvestment plan;

•	Transactions effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

•	Transactions in currencies and interest rate instruments or futures or options on them; and

•	Transactions in Cryptocurrencies and digital assets that are deemed securities.

F.	Exceptions to the Reportable Securities Dealing Procedures

In certain circumstances, Compliance may grant exceptions from the Reportable Securities Account transaction limitations in the Code.  The decision will be based on the specific circumstances of the request and that the transaction for which the exception is requested does not conflict with any of the respective Group Entity’s client’s interests or violate any other policy, regulation, or law.  Other factors considered may include, the size of the holding, the period of time held, capitalization and liquidity, and any other relevant factors.

A request for exception should be made in writing to your respective Group Entity’s Compliance Department setting out the nature of the request and should include all pertinent facts.  Records of the request for and outcome of exceptions will be kept confidential but will be available for regulatory inspection as and when required.

Compliance will maintain a record of any exceptions granted under the Code.

11. Gifts & Entertainment	Supervised Persons should conduct themselves in such manner as to avoid potential conflicts of interest that can arise when giving or receiving gifts and/or business entertainment. The Group prohibits any Supervised Person from giving or receiving gifts or business entertainment that could reasonably impair, or appear to impair, the individual’s independence, objectivity, or fiduciary duty to clients. All gifts and entertainment must comply with the limits and reporting requirements set forth in this Code and applicable SEC Marketing Rule obligations. Supervised Persons may not solicit gifts from any party with whom the Group conducts or could conduct business.

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

Values/limits set out within this section of the Code are abbreviated as CUR and relate to GBP for UK locations, SGD for Singapore locations, and USD for US locations. In addition, values/limits should be calculated per individual recipient/donor to determine notification and pre-approval requirements.

For purposes of this Section of the Code, the following definitions should be applied:

“Business Entertainment” includes meals, hospitality, sporting events, cultural events, or similar activities where both the giver and host are present, and where the primary purpose is a legitimate business discussion or relationship-building activity. The acceptance of tickets to any event where either the giver or the recipient does not attend is considered a Gift subject to limitations outlined in the policy rather than a business meal or other business entertainment.

Business Entertainment may constitute non-cash compensation under the SEC Marketing rule where it is provided in connection with testimonials, endorsements or solicitation activity.

“Consultant” means an unaffiliated third-party company (e.g., consultant, advisor network, OCIO consultant, family office consultant, retirement/benefits consultant, platform consultant, or similar intermediary) that provides advice, evaluation, selection, or due diligence services to its own clients and may, based on the Consultant’s independent analysis and determination of suitability/appropriateness for its client(s), refer, introduce, or facilitate contact between its client(s) and the Group Entity or the Group Entity’s products/strategies.

Consultant referrals to a Group Entity are strictly uncompensated. The Group Entities do not pay Consultants referral fees, placement fees, or any other cash compensation in connection with referrals or introductions.

For purposes of the SEC Marketing Rule, any gift or business entertainment provided by a Group Entity to a Consultant may constitute non-cash “compensation” in connection with an endorsement or testimonial if the Consultant makes statements or referrals that meet the definition of an endorsement (including referring or soliciting prospective clients or investors). Accordingly, the Group Entities limit any such non-cash benefits to “de minimis compensation,” as defined in Rule 206(4)-1(e)(2), unless Compliance determines that the Marketing Rule conditions applicable to compensated endorsements/testimonials are satisfied. Non-cash compensation includes gifts, business entertainment, reimbursement of expenses, conference sponsorships, or any other item or benefit of value.

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

Accordingly, the respective Group Entity will ensure that gifts and business entertainment remain under the “de minimis compensation,” defined as $1,000 or less (or equivalent non-cash value) within a 12 month period.

For purposes of applying and aggregating the de minimis compensation threshold, the respective Group Entity will treat each personnel of a Consultant as the “person” receiving any gifts or entertainment.

“Gift” means any item or benefit of value given or received without fair market compensation, including but not limited to goods, services, wine, or electronics. A gift does not include promotional items (e.g. pens, T-shirts, umbrellas and other branded items of nominal value). Cash and cash equivalents (including gift cards redeemable for general merchandise) are never permissible, regardless of value. The acceptance of tickets to any event where either the giver or the recipient does not attend is considered a Gift subject to limitations outlined in the policy rather than a business meal or other business entertainment.

“Promoter” is any person (including an individual, entity, or affiliate) who provides a testimonial or endorsement, including any statement that:

•	indicates approval, support, or recommendation of the Group Entity or its Supervised Persons;

•	describes that person’s experience with the Group Entity; or

•	directly or indirectly solicits any current or prospective client or investor.

A person is considered a Promoter whether or not compensation is provided, although additional conditions apply when cash or non-cash compensation (including gifts or entertainment) is provided.

Non-cash compensation includes gifts, meals, entertainment, awards, prizes, or other items of value.

Allocation of Shared Expenses

Where the per-person cost of business entertainment is not readily determinable, the Group Entity will allocate the total cost equally across the number of attendees hosted by the Group Entity and record the allocated amount to each attendee.

Receiving Gifts and Business Entertainment

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

All Gifts and Business Entertainment received must be reported through the Gifts & Entertainment Form in ComplySci at the time of receipt in accordance with the Group’s policy for the values stated below:

A Supervised Person MAY NOT:

1.	accept gifts of cash or cash equivalents (to include gift cards and vouchers) as well as stocks or other securities;

2.	accept a gift of lodging or travel/transportation in connection with any business entertainment; or

3.	accept speaker fees or honorarium for addresses or papers given before audiences or consulting services or rendering of advice without the prior approval of your respective Group Entity’s Compliance Department.

A Supervised Person MAY:

1.	accept any gift of value not to exceed CUR 150 in aggregate per 12 month period per giver; or

2.	accept any business entertainment not to exceed CUR 500 per 12 month period per giver.

Giving Gifts and Entertainment

In certain circumstances it may be acceptable for the Group or its Supervised Persons to extend gifts and/or provide entertainment to Clients or others who do business with the respective Group Entity.

Regulations relating to the investment management of U.S. state or municipal pension funds often severely restrict or prohibit the offer of gifts or entertainment of any value to government officials (elected officials and Access/Supervised Persons of elected offices) who have involvement or influence over the selection of an investment manager.

Gifts and entertainment, or other expenses which are reasonable and directly related to bona fide business purposes, are not offenses under the Foreign Corrupt Practices Act (US) or the UK Bribery Act; however, in such cases recordkeeping must be clear and unambiguous. It is the Group’s policy to not provide gifts to officials of U.S. state or municipal pension plans, public/municipal funds, or Taft-Hartley plans.

All gifts and business entertainment to be provided to a Client, Consultant or Promoter must be submitted via the Gift & Entertainment Form on ComplySci in advance of providing the gift or business entertainment. The Supervised Person is responsible for ensuring that all gifts and business entertainment that they wish to provide are in compliance with the Code.

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

A Supervised Person MAY NOT:

1.	give any gift, including a personal gift, to any official of a public/municipal fund or Taft-Hartley Plans;

2.	give gifts to a third party with the intent of receiving endorsement; or

3.	give gifts of cash or cash equivalents (to include gift cards and vouchers) as well as stocks or other securities.

A Supervised Person MAY:

1.	give a gift or provide business entertainment to a client as long as the gift or business entertainment is not being provided with the intent of receipt of a testimonial and the value of all gifts or business entertainment is not greater than CUR 1,000 in aggregate per 12 month period;

2.	provide business entertainment to a client with the intent of receipt of a testimonial as long as the Supervised Person is in attendance and the value of the entertainment is not in excess of an aggregate amount of CUR 1,000 per 12 month period. Further, the client in attendance must disclose to any prospect in attendance that they are a client of the respective Group Entity and that the event is for the intent of them providing a testimonial. The Supervised Person will be required to complete an Evidence of Disclosure Form after the event;

3.	provide business entertainment to each personnel of a Promoter that provides referrals to each Group Entity if the Supervised Person is in attendance and there is a written agreement executed between the Promoter and the respective Group Entity and the value of the entertainment does not exceed CUR 3,000 in aggregate per each personnel of the Promoter per 12 month period; and

4.	provide business entertainment to each personnel of a Consultant if the Supervised Person is in attendance and the value of the entertainment does not exceed CUR 1,000 in aggregate per each personnel of the Consultant per 12 month period. In instances where the City of London Investment Management Group PLC is sponsoring an event for unaffiliated third parties, the CUR 1,000 limitation does not apply.

Gifts & Entertainment Reporting

All gifts, business meals, sporting events and other entertainment events of which you are the recipient, or the giver, must be reported through ComplySci on the Gift & Entertainment form. Supervised Persons must attest that they have reported all Gifts and Entertainment received and given on the Quarterly Employee Certifications through ComplySci.

If you, in good faith, are unaware prior to accepting or participating in a business entertainment event that exceeds the values set forth in this policy, you are required to contact your respective Group Entity’s Compliance Department via email immediately

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

and await further instructions. You are required to provide the following in the email: the name(s) of the giver and receiver, the date, the employer or organization of the giver and receiver, a description of the event, and the value or estimated value of the event.

If you receive a gift in excess of the values set forth in this policy, you are required to immediately contact your respective Group Entity’s Compliance Department via email and await further instructions. The email must contain the following information: the name(s) of the giver, the date, the employer or organization of the giver, a description of the gift, and the value or estimated value of the gift. Exceptions to the gift limit may be made by your respective Group Entity’s Compliance Department in writing. Supervised Persons should request exceptions via email to your respective Group Entity’s Compliance Department for personal circumstances in which the Supervised Person has a personal relationship with a third party (such as receiving or providing personal gifts as wedding gifts or gifts for the birth of a child).

12. Political Contributions	The Group does not make financial contributions to political candidates or parties.

Rule 206(4)-5 of the Advisers Act was designed to prevent “pay-to-play” abuses in the industry and applies to any SEC-registered investment adviser. Rule 206(4)-5 makes it unlawful for an adviser or any of its Covered Associates to:

•	receive compensation for providing advisory services to a government entity for a two-year period after the adviser or any of its Covered Associates makes a political contribution of more than de minimis amounts (defined as aggregate contributions of up to USD 350, per election, to an elected official or candidate for whom the individual is entitled to vote, and up to USD 150 per election, to an elected official or candidate for whom the individual is not entitled to vote) to a public official of a government entity or candidate for such office who is or will be in a position to influence the award of advisory business;

•	pay third parties to solicit government entities for advisory business unless such third parties are registered broker-dealers or registered investment advisers (which subject such solicitors to pay-to-play restrictions themselves under SEC rules or FINRA rules)

•	solicit or coordinate (i) contributions to an official of a government entity to which the adviser is seeking to provide advisory services; or (ii) payments to a political party of a state of locality where the adviser is providing or seeking to provide advisory services to a government entity; or

•	do anything indirectly which, if done directly, would result in a violation of the Rule.

Pre-Clearance Authorization

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

In order for the Group to maintain compliance with Rule 206(4)-5, the following procedures apply:

•	all new Covered Associates, within ten (10) calendar days of employment, are required to provide the Group Entity’s Chief Compliance Officer with a list indicating to whom the Supervised Person has made any political contributions in the past two (2) years (either directly or via a political action committee which the Covered Associates controls) preceding date of employment with the Group via ComplySci; and

•	all Covered Associates are required to pre-clear, through the Political Contribution Pre-Clearance Form on ComplySci, any political contributions with the Group Entity’s Chief Compliance Officer, or their designee, prior to making such a contribution.

13. Outside Business Activities/Affiliations

Supervised Persons are prohibited from engaging in outside business activities without the prior written approval of your respective Group Entity’s Compliance Department. Approval will be granted on a case-by-case basis, subject to proper resolution of potential conflicts of interest. Outside business activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on the respective Group Entity’s Part 2 of Form ADV. Outside business activities may include membership on non-profit boards, participation on school boards or any activities for which a Supervised Person receives compensation.

Outside Organizations Unrelated to the Group’s Business

Supervised Persons may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations that are not related to the Group’s business. Supervised Persons may also be employed by outside organizations or businesses not related to the Group, so long as such employment does not negatively impact the Supervised Person’s role at Group. To request permission, Supervised Persons must complete and submit the Outside Business Affiliation Request form through ComplySci. Outside organizations can include public or private businesses, corporations, partnerships, charitable foundations and other not-for-profit institutions. Supervised Persons may receive compensation for such activities. In the event that the Group Entity has a business relationship with the outside organization or may seek a relationship in the future, the Supervised Person must not be involved in the decision to retain or hire the outside organization.

All outside business activities, including unpaid activities and activities involving not-for- profit entities, must be pre-approved through ComplySci on the Outside Business Affiliations Request Form and may be subject to controls and limitations where such roles could create conflicts of interest, access to material nonpublic information, or other

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

compliance risks relevant to the Group. Supervised Persons must also disclose through the same reporting manner as above any Board or similarly controlling roles that an Immediate Family Member may hold at any public company or registered broker dealer.

Each Supervised Person will be required to complete an annual Outside Business Interest Certification disclosing the following: all OBIs; verifying your extent of engagement in any such activities; and/or reporting of any Immediate Family Members holding a position in any public company or registered broker dealer position.

14. Recordkeeping	Each Group Entity shall maintain and cause to be maintained at their respective principal places of business, with the most recent two (2) years of which shall be kept in an easily accessible place, the following records:

•	a copy of this Code, and any Code that was adopted and implemented by the respective Group Entity that is in effect, or at any time within the past five (5) years was in effect, for a period of five (5) years;
•	a copy of each written acknowledgement of this Code, or any Code that was in effect at any time within the past five (5) years, for each person who is currently, or within the past five (5) years was, a Supervised Person of the respective Group Entity;
•	a record of each violation of the Code, and of any action taken as a result of such violation, for a period of not less than five (5) years following the end of the fiscal year of the Group Entity in which such violation occurred;
•	a record of each report made pursuant to this Code by a Supervised Person or the respective Group Entity’s Compliance department, for a period of not less than five (5) years from the end of the fiscal year of the Group Entity in which such report or interpretation was made or issued;
•	a record of any decision, and the reasons supporting the decision, to approve or deny the acquisition or disposal of securities, including IPOs and Private Placements, by Supervised Persons under the respective Group Entity, for at least five (5) years after the end of the fiscal year in which the approval was granted;
•	a list of the names of all persons, who currently are, or within the past five (5) years were, Supervised Persons of the Group Entity pursuant this Code;
•	a record of persons responsible for reviewing Supervised Persons’ reports currently or during the last five (5) years;
•	a record of any political contribution pre-clearance, gift and business entertainment, and outside business activities approved or denied, by Supervised Persons under the respective Group Entity, for at least five (5) years after the end of the fiscal year in which the last entry was made on such record; and
•	a copy of reports provided to the Board of Directors/trustees of any US registered investment company for which either Group Entity acts as adviser or sub-adviser regarding the Code.

15. Detection and Reporting

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

of Code Violations	A violation may be categorized by severity, including technical/reporting violations and substantive conduct violations, and escalated accordingly.

A violation of the Code may result in disciplinary action as deemed appropriate, including, but not limited to, a verbal warning, written warning, additional training, fines, disgorgement of profits, suspension, demotion, or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate and reported to any Group regulators as required.

Each Group Entity’s Compliance will:

•	At each meeting of the Compliance Committee (“CC”) at KIM and the Risk and Compliance Committee (“RCC”) at CLIM, each respective Group Entity’s Compliance Department will escalate any issues identified regarding personal trading/dealing transactions;
•	As necessary, prepare an Annual Report to the Board of Trustees or Directors of any US registered investment company managed by CLIM that: (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and disciplinary action under the Code, and (2) certifies that the respective Group Entity has adopted procedures reasonably necessary to prevent its Supervised Persons from violating this Code; and
•	As necessary, prepare a written report to the respective Group Entity’s CC or RCC outlining any violations of the Code together with recommendations for the appropriate disciplinary action.

In addition, Compliance will respond to regular and ad hoc third party requests for information on material changes to and material violations of the Code.

The Group requires Supervised Persons to promptly report “apparent” or “suspected” violations of the Code in addition to actual or known violations of the Code to their respective Group Entity’s Compliance department as required by law. A Supervised Person who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of the Code and any concern about retaliation should be reported immediately. Any person found to have retaliated against a Supervised Person for reporting violations will be subject to appropriate disciplinary action. If you violate this Code, you are subject to remedial actions, which may include, but are not limited to, a letter of reprimand, disgorgement of profits, imposition of a substantial fine, demotion, suspension or termination. Please also refer to the Group’s Whistleblowing Policy.

All Supervised Persons shall promptly report all violations of the Code to their supervisor, their respective Group Entity’s Chief Compliance Officer, or their designee. Supervisors shall immediately report possible violations of the Code of which they become aware to

City of London Investment Group PLC

Code of Ethics

As of 1 July 2026

their respective Group Entity’s Chief Compliance Officer, or their designee. The respective Group Entity’s Chief Compliance Officer shall promptly report to their respective CC or RCC. When the Chief Compliance Officer finds that a violation otherwise could not be reasonably found to have resulted in a fraud, deceit, or a manipulative practice in violation of Section 206 of the Advisers Act, he or she may, in his or her discretion, submit a written memorandum of such finding and the reasons therefore to a reporting file created for this purpose in lieu of reporting the matter to their respective CC or RCC.

Nothing in this Code, the Group Entities’ policies and procedures, or in any agreement with the Group prohibits a Supervised Person or anyone else (with or without notice to the Group) from reporting possible violations of laws, regulations, or rules to a governmental agency, regulatory body, or a local authority, or from making disclosures that are protected under whistleblower laws, regulations, or rules.

16. Attestation of Receipt and Compliance	You are required to acknowledge receipt of your copy of this Code and to attest upon commencement of your employment or the effective date of this Code, whichever occurs later, and annually or upon a material amendment of the Code thereafter, that you have read and understand this Code and recognize that you are subject to it. For each attestation, you must attest to your compliance with the requirements of this Code.

17. Policy Owner	This Code is jointly owned by the Group Entity’s Chief Compliance Officers of each of the Group Entities who are responsible for administering the Code. The CC and RCC are responsible for the initial adoption of this Code. Any changes/amendments will be agreed by the Chief Compliance Officers of each of the Group entities prior to being reviewed and approved by these committees.

18. Version Control Table

Version	Date	Author	Section	Detail
V01	01 – July – 2026	CLIM & KIM Chief Compliance Officers	All	New Policy